Contact:	Amanda M. Mullin VP Corporate Communications & Investor Relations (441) 294-6350

For Immediate Release

QUANTA CAPITAL HOLDINGS TO PRESENT AT
FRIEDMAN BILLINGS RAMSEY EUROPEAN INVESTOR CONFERENCE

Hamilton, Bermuda – June 25, 2004 – Quanta Capital Holdings Ltd., a company that provides specialty insurance, reinsurance, and risk consulting services through its affiliated companies, today announced that Tobey J. Russ, Quanta's Chief Executive Officer, is scheduled to participate at the Friedman Billings Ramsey European Investor Conference at the Four Seasons Hotel in London, England on June 30, 2004 from 9:30 to 10:10 a.m. (London time).

A live webcast of Mr. Russ' presentation will be available on June 30, 2004 by logging onto http://www.wsw.com/webcast/fbr5/, and the presentation will be archived on the site for approximately 30 days. In addition, the slides used in the presentation will be archived on the investor relations section of www.quantaholdings.com.

About Quanta Capital Holdings Ltd.

Quanta Capital Holdings Ltd., a Bermuda holding company, provides specialty insurance, reinsurance, risk assessment and risk consulting products and services through its subsidiaries. Through operations in Bermuda, the United Kingdom, Ireland and the United States, Quanta focuses on writing coverage for specialized classes of risk through a team of experienced, technically qualified underwriters. The company offers specialty insurance and reinsurance products that often require extensive technical underwriting skills, risk assessment resources and engineering expertise.

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